Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report on Form 10-Q of Hub International Limited (the “Company”) dated November 7, 2005 containing the financial statements of the Company for the quarter ended September 30, 2005 (the “Report”) filed with the Securities and Exchange Commission on the date hereof, I, Dennis J. Pauls, Chief Financial Officer and Vice President of the Company, certify pursuant to 18 U.S.C. Section 1350, as enacted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Dennis J. Pauls

Dennis J. Pauls
Chief Financial Officer and Vice President
November 7, 2005

48 HUB INTERNATIONAL LIMITED	QUARTERLY REPORT SEPTEMBER 30, 2005